Addendum to Employment Contract

Addendum to employment contract between INFe.com, Inc. ("Employer") and Thomas
M. Richfield ("Employee") dated July 12, 2000.

WHEREAS, Employer and Employee previously entered into an employment contract dated January 1, 2000; and,

WHEREAS, for good and valuable consideration Employer and Employee have agreed to modify the contract;

NOW, THEREFORE, the Parties hereto agree as follows:

1.) Paragraph 3(A). The phrase, "Employer shall pay Employee a salary at the rate of $150,000.00 per year" shall be replaced with the phrase , "Employer shall pay Employee a salary at the rate of $200,000.00 per year" .

2.) All other terms and provisions of said contract shall remain in full force and effect.

IN WITNESS WHEREOF, The parties have executed this Agreement effective as of the day and year first above written.

INFe.com, Inc.

By:
   __/s/Thomas M. Richfield________
Name: Thomas M. Richfield
Its: President & CEO


Employee:

_______/s/Thomas M. Richfield______
Thomas M. Richfield